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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2001

                                Peerless Systems Corporation,
                                   a Delaware Corporation
                   (Exact name of registrant as specified in its charter)


          Delaware                        000-21287           95-3732595
(State or other jurisdiction of          (Commission         (IRS Employer
 incorporation or organization)          File Number)      Identification No.)


2381 Rosecrans Avenue, El Segundo, California                       90245
(Address of principal executive offices)                          (Zip Code)



Registrant's telephone number, including area code:        (310) 536-0908


                                Not Applicable
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         (Former name or former address, if changed since last report)

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Item 5.   Other Events.

     On December 19, 2001, Peerless Systems Corporation (the "Registrant") announced in a press release, dated December 19, 2001, that it is negotiating a non-binding term sheet in connection with a proposed management buyout of its wholly owned subsidiary, Netreon, Inc. Pursuant to the proposed terms of the management buyout, the Registrant will acquire a minority percentage in the resulting company. There is no assurance that the transaction will be completed, or will be completed consistent with the parameters previously announced.

     A copy of the Registrant's press release issued on December 19, 2001 is attached hereto as Exhibit 99.1 and incorporated herein by reference.

     Further, effective December 19, 2001, Adam Au resigned from the board of directors of the Registrant to lead a team of investors pursuing the proposed management buyout.

      Mr. Au contemplates selling approximately 400,000 shares of the Registrant's common stock to assist in financing his possible acquisition of an interest in Netreon, Inc.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

          (a)  Financial Statements of Business Acquired.

               Not Applicable.

          (b)  Pro Forma Financial Information.

               Not Applicable.

          (c)  Exhibits.

               Exhibit 99.1 Press Release of the Registrant dated December 19, 2001
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  Peerless Systems Corporation,
                                  a Delaware corporation

Date: December 20, 2001           By: /s/ Howard J. Nellor
                                      _________________________________________
                                      Howard J. Nellor
                                      President and Chief Executive Officer


                                 EXHIBIT INDEX

Exhibit No.    Description
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Ex. 99.1       Press Release of the Registrant dated as of December 19, 2001